UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2014

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
______________________________ (Address of principal executive offices)		___________ (Zip Code)
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code:	860-547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
The Hartford Financial Services Group, Inc. (the “Company”) held its annual meeting of shareholders on May 21, 2014. Shareholders voted as follows on the matters presented for a vote.
1. The nominees for election to the Company’s Board of Directors were elected to hold office until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
ROBERT B. ALLARDICE, III	349,322,736	1,428,696	1,132,901	48,723,737
TREVOR FETTER	342,909,107	7,801,057	1,174,169	48,723,737
LIAM E. MCGEE	333,793,843	15,401,835	2,688,655	48,723,737
KATHRYN A. MIKELLS	338,083,055	12,753,731	1,047,547	48,723,737
MICHAEL G. MORRIS	341,598,686	9,153,923	1,131,724	48,723,737
THOMAS A. RENYI	338,389,947	12,361,248	1,133,138	48,723,737
JULIE G. RICHARDSON	349,406,855	1,386,677	1,090,801	48,723,737
VIRGINIA P. RUESTERHOLZ	349,346,473	1,433,563	1,104,297	48,723,737
CHARLES B. STRAUSS	338,384,973	12,335,565	1,163,795	48,723,737
H. PATRICK SWYGERT	323,237,081	27,508,853	1,138,399	48,723,737

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
386,690,429	12,689,889	1,227,752	0

3.
The proposal to consider and approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
281,740,646	67,386,607	2,757,080	48,723,737

4.	The proposal to approve The Hartford 2014 Incentive Stock Plan was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
325,155,538	25,105,458	1,623,337	48,723,737

5.	The proposal to approve the material terms of the annual executive bonus program was approved based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
331,199,611	18,852,932	1,831,790	48,723,737

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 23, 2013	By:	/s/ Donald C. Hunt

Name: Donald C. Hunt
Title: Vice President and Corporate Secretary